EXHIBIT 10.9.1

MODIFICATON AND EXTENSION AGREEMENT OF GAME FACE GAMING INC
POKER LICENSE AGREEMENT
THIS MODIFICATION AND EXTENSION AGREEMENT (‘Agreement’) is executed as of the 15th day of April, 2011, between GAME FACE GAMING , (GFG) A Florida Registered Corp (COMPANY, OR ORGANIZATION THAT HAS LICENSED THIS SOFTWARE) on March 1, 2011, AND ATLAS SOFTWARE USA INC with an address of, P.O. Box 157 Marlboro, NJ 07746. (“YOU” or “CUSTOMER”)

RECITALS

1.	GFG and the Customer entered into a Software License Agreement on March 1, 2011.

2.	Section 6 of the Agreement stated that the Customer would pay 50% or $55,000 as a down payment on the License. That payment was made and received by GFG.

3.	Section 6 further delineated two additional payments. A payment representing 25% or $27,500 is due and payable on or about by April 15th, 2011.

Given the turmoil in the online Poker industry surrounding Black Friday (April 15, 2011), and given that the Customer needs more time to decide if it wishes to proceed with the License due to their business model and current new legislation guidelines and given that GFG has advised the Customer that it plans some redesigns of its platform to accommodate alternative membership models the parties wish to amend the License Agreement dated March 1, 2011 between them. For good and valuable consideration, the parties agree as follows:

1.
GFG will retain the $55,000 paid by the Customer upon signing of the Agreement. Customer acknowledges that GFG has delivered to its satisfaction the current version of its Software as stated in the original contract dated 3-1-2011.

2.	GFG will have the option to provide Customer with a redesigned membership model platform vs. a rake model, within 24 months of this modified agreement.

3.	The second payment will not become due until 60 days after the completion of Beta testing and the code moved to Production Server\s of an online poker room membership model.

4.	The third payment will become due sixty (60) days later.

All other terms of the License Agreement remains in full fore and effect. IN WITNESS THEREOF, each of the parties have executed this modification Agreement as of this 29th Day of April 2011.